PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

[TBD], 2019
[TBD] Eastern time
Via Live Webcast at www.virtualshareholdermeeting.com/PER2019SM

Your Vote is Important!

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the Special Meeting and related Proxy Statement/Prospectus are available at www.proxyvote.com/PERIII.

E84631-S90735

Phillips Edison Grocery Center REIT III, Inc.
11501 Northlake Drive, Cincinnati, Ohio 45249
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) John P. Caulfield and Jennifer L. Robison, and each of them, as proxy and attorney-in-fact, each with the power to appoint his/her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of PHILLIPS EDISON GROCERY CENTER REIT III, INC. to be held on [TBD], 2019, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledge(s) receipt of the notice of Special Meeting of Stockholders and the related Proxy Statement/Prospectus.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Continued and to be signed on reverse side

PHILLIPS EDISON
GROCERY CENTER REIT III

PHILLIPS EDISON GROCERY CENTER REIT III, INC.
11501 NORTHLAKE DRIVE
CINCINNATI, OH 45249

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/PERIII or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PER2019SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E84630-S90735

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

The Board of Directors recommends a vote **FOR** each of Proposals 1, 2 and 3.

		For	Against	Abstain
1.	Approve the transactions contemplated by that certain Agreement and Plan of Merger, dated September 3, 2019, by and among Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., REIT Merger Sub, LLC, and Phillips Edison Grocery Center REIT III, Inc., including the merger of Phillips Edison Grocery Center REIT III, Inc. with and into REIT Merger Sub, LLC, a wholly owned subsidiary of Phillips Edison Grocery Center Operating Partnership I, L.P., as more fully described in the accompanying proxy statement/prospectus.	☐	☐	☐
2.	Approve the amendment to the charter of Phillips Edison Grocery Center REIT III, Inc. as more fully described in the accompanying proxy statement/prospectus.	☐	☐	☐
3.	Adjourn the Special Meeting, if necessary or appropriate, as determined by the Chair of the Special Meeting, to solicit additional proxies in favor of Proposal 1 or 2 if there are not sufficient votes to approve such Proposals.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date